EXECUTION COPY



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                               PURCHASE AGREEMENT

                                       for

                       9% EXCHANGEABLE SUBORDINATED NOTES
                       DUE 2012 OF TXU ENERGY COMPANY LLC

                                  By and Among

                                UXT HOLDINGS LLC,
                              UXT INTERMEDIARY LLC

                                       AND

                            THE PURCHASERS (as listed

                  in the Schedule attached hereto as Exhibit A)


                          Dated as of December 19, 2002




        --------------------------------------------------------------
        --------------------------------------------------------------

         PURCHASE AGREEMENT, dated as of December 19, 2002 (the "Agreement"), by and among UXT Holdings LLC and UXT Intermediary LLC, each a Delaware limited liability company (each a "Seller" and collectively, the "Sellers"), and the Purchasers listed in the Schedule attached hereto as Exhibit A (each a "Purchaser" and collectively, the "Purchasers").

         WHEREAS, the Sellers own $750 million aggregate principal amount of 9% Exchangeable Subordinated Notes due 2012 of TXU Energy Company LLC (the "Notes"), a form of which is attached hereto as Exhibit B; and

         WHEREAS, the Sellers desire to sell, and the Purchasers desire to buy, $250 million aggregate principal amount of the Notes.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Sellers and the Purchasers hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.01 Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

         "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         "Agreement" shall have the meaning set forth in the Preamble.

         "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the States of New York or Texas.

         "Closing" shall have the meaning set forth in Section 2.02.

         "Closing Date" shall have the meaning set forth in Section 2.02.

         "Company" means TXU Energy Company LLC, a Delaware limited liability company.

         "Encumbrance" means any security interest, pledge, hypothecation, mortgage, lien (including, without limitation, environmental and tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

         "Entity" means any individual, partnership, corporation, limited liability company, association, estate, trust, business trust, and Governmental Authority.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Agreement" means the Exchange Agreement, dated as of November 22, 2002, entered into by and between TXU Corp., TXU Energy Company LLC, and the Sellers, pursuant to which the Notes may be exchanged for TXU Common Stock.

         "Governmental Authority" means any United States or non-United States federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body, including the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, the SEC or the appropriate state public utilities commission.

         "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "Law" means any United States or non-United States federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including, without limitation, common law).

         "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

         "Notes" has the meaning set forth in the Recitals.

         "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         "Purchase Price" shall have the meaning set forth in Section 2.01.

         "Purchased Notes" shall have the meaning set forth in Section 2.01.

         "Purchaser" shall have the meaning set forth in the Preamble.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of November 22, 2002, entered into by and among the TXU Corp. and the Sellers, as amended by Amendment No.1 to the Registration Rights Agreement.

         "Restricted Period" shall have the meaning set forth in Section 5.04.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shares" shall have the meaning set forth in Section 5.04.

         "TXU" means TXU Corp., a Texas corporation. ---

         "TXU Common Stock" means the common stock, without par value, of TXU.

         "Transfer" shall have the meaning set forth in the Notes.

                                   ARTICLE II

                         PURCHASE AND SALE OF INTERESTS

         SECTION 2.01 Purchase and Sale of Interests. On the date hereof, the Sellers agree to sell to the Purchasers, and each Purchaser agrees to purchase from the Sellers, the aggregate principal amount of the Notes set forth opposite such Purchaser's name on Exhibit A hereto (such Notes purchased pursuant to this Agreement, in the aggregate, the "Purchased Notes") for an aggregate purchase price of $250 million (the "Purchase Price").

         SECTION 2.02 Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Purchased Notes contemplated by this Agreement shall take place at a closing (the "Closing") to be held at or directed from the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, at 10:00 A.M., Eastern Standard Time on December 19, 2002 or at such other place or at such other time or such other date as the Purchasers and the Sellers shall mutually agree upon in writing (the date on which the Closing takes place being the "Closing Date").

         SECTION 2.03 Closing Deliveries by the Seller. At the Closing, the Sellers shall deliver, or cause to be delivered, to the Purchasers, the Purchased Notes, in such number and denomination as reasonably requested by the Purchasers in accordance with Section 6.04 of the Notes.

         SECTION 2.04 Closing Deliveries by the Purchaser. At the Closing, the Purchasers shall deliver, or cause to be delivered, to the Sellers, the Purchase Price by wire transfer in immediately available funds to an account designated in writing by the Sellers to the Purchasers not later than one Business Day prior to the Closing Date.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE SELLERS

         As an inducement to the Purchasers to enter into this Agreement, the Sellers hereby represent and warrant to the Purchasers as follows:

         SECTION 3.01 Organization and Authority of the Sellers. The Sellers are duly organized, validly existing and in good standing under the laws of the jurisdiction of their organization and have all necessary power and authority to enter into this Agreement, to carry out their obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery by the Sellers of this Agreement, the performance by the Sellers of their obligations hereunder and the consummation by the Sellers of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of the Sellers. This Agreement has been duly executed and delivered by the Sellers, and (assuming due authorization, execution and delivery by the Purchasers) this Agreement constitutes legal, valid and binding obligations of the Sellers, enforceable against the Sellers in accordance with its terms.

         SECTION 3.02 No Conflict. The execution, delivery and performance by the Sellers of this Agreement does not and will not (a) violate, conflict with or result in the breach of any provision of the organizational documents of the Sellers, (b) conflict with or violate any Law or Governmental Order applicable to the Sellers or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Sellers are a party, which would adversely affect the ability of the Sellers to carry out their obligations under, and to consummate the transactions contemplated by, this Agreement.

         SECTION 3.03 Governmental Consents. The execution, delivery and performance of this Agreement by the Sellers does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority.

         SECTION 3.04 Ownership. The Sellers are the legal and beneficial owners of the Purchased Notes and have the right to transfer the Purchased Notes free and clear of any and all Encumbrances. Upon the sale of the Purchased Notes to the Purchasers pursuant hereto, the Purchasers will hold the Purchased Notes free and clear of any and all Encumbrances arising through the Sellers or any of their respective predecessors. There are no contracts, agreements or other arrangements (other than this Agreement) obligating or requiring the Sellers to assign, transfer or convey the Purchased Notes to any other Person.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASERS

         As an inducement to the Sellers to enter into this Agreement, the Purchasers hereby represent and warrant to the Sellers as follows:

         SECTION 4.01 Organization and Authority of the Purchasers. The Purchasers are duly organized, validly existing and in good standing under the laws of the jurisdiction of their organization and have all necessary power and authority to enter into this Agreement, to carry out their obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery by the Purchasers of this Agreement, the performance by the Purchasers of their obligations hereunder and the consummation by the Purchasers of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of the Purchasers. This Agreement has been duly executed and delivered by the Purchasers, and (assuming due authorization, execution and delivery by the Sellers) this Agreement constitutes legal, valid and binding obligations of the Purchasers, enforceable against the Purchasers in accordance with its terms.

         SECTION 4.02 No Conflict. The execution, delivery and performance by the Purchasers of this Agreement does not and will not (a) violate, conflict with or result in the breach of any provision of the organizational documents of the Purchasers, (b) conflict with or violate any Law or Governmental Order applicable to the Purchasers or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchasers are a party, which would adversely affect the ability of the Purchasers to carry out their obligations under, and to consummate the transactions contemplated by, this Agreement.

         SECTION 4.03 Governmental Consents. The execution, delivery and performance of this Agreement by the Purchasers does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority.

         SECTION 4.04 Private Placement. (a) Each Purchaser understands that the offering and sale of the Notes by the Sellers is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

         (b) Each Purchaser is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

         (c) Each Purchaser is acquiring the Notes hereunder for its own account (or for accounts over which it exercises investment authority), for investment and not with a view to the public resale or distribution thereof, in violation of any securities law.

         SECTION 4.05 Economic Risks. Each Purchaser is: (a) a sophisticated Person with respect to the purchase of the Notes;

         (b) is able to bear the economic risk associated with the purchase of the Notes;

         (c) is able to make informed decisions regarding the purchase of the Notes;

         (d) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the purchase of the Notes as contemplated in this Agreement;

         (e) has independently and without reliance upon the Sellers, and based on such information as the Purchasers have deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Purchasers have relied upon the Sellers' express representations and warranties in this Agreement. The Purchasers acknowledge that the Sellers have not given the Purchasers any investment advice, credit information or opinion on whether the purchase of the Notes is prudent.

         SECTION 4.06 No Reliance. The Purchasers have not relied and will not rely on the Sellers to furnish or make available any documents or other information regarding the credit, affairs, financial condition or business of, or any other matter concerning the Company or TXU, other than a true and complete copy of that certain Purchase Agreement relating to the Notes, dated as of November 18, 2002, by and among TXU, the Company, and UXT Holdings LLC, which, together with a true and complete copy of the Registration Rights Agreement and the Exchange Agreement, has been provided by the Sellers to the Purchasers.

         SECTION 4.07 Excluded Information. The Purchasers acknowledge that: (a) the Sellers currently may have, and later may come into possession of, information with respect to the Notes, the Company or TXU that is not known to the Purchasers and that may be material to a decision to acquire the Notes (the "Excluded Information");

         (b) the Purchasers have determined to purchase the Purchased Notes notwithstanding their lack of knowledge of the Excluded Information; and

         (c) the Sellers shall have no liability to the Purchasers, and the Purchasers waive and release any claims that they might have against the Sellers, whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Excluded Information in connection with this Agreement; provided however that the Excluded Information shall not and does not affect the truth or accuracy of the Sellers representations or warranties in this Agreement.

         SECTION 4.08 Non-Exempt Prohibited Transaction. The purchase and holding of the Purchased Notes by the Purchasers will not result in a non-exempt prohibited transaction within the meaning of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

         SECTION 5.01 Ownership and Control. The Purchasers represent and warrant to the Sellers that they do not own and control, and agree that they will not acquire ownership and control of, installed generation capacity within the Electric Reliability Council of Texas ("ERCOT") in an amount that would cause the Company or TXU (by virtue of Section 39.154(c) of the Texas Utility
Code) to be deemed to own and control more than 20% of the installed generation capacity located in ERCOT in violation of Section 39.154 of the Texas Utility Code and the Substantive Rules of the Public Utility Commission of Texas.

         SECTION 5.02 Provisions in the Exchange Agreement and Registration Rights Agreement. The Purchasers hereby agree to be bound by the provisions contained in both Sections 9, 10(a) and 10(d) (ii) of the Exchange Agreement and Sections 12, 15(a) and 15(e) (iii) of the Registration Rights Agreement.

         SECTION 5.03 Demand Registration. (a) The Purchasers hereby waive any and all rights they may have to request a Demand Registration (as defined in the Registration Rights Agreement) as provided for in Section 3 of the Registration Rights Agreement and agree that only the Sellers or their Affiliates may request a Demand Registration, until such time (if any) as the Sellers, together with their Affiliates, are no longer permitted to exercise such rights under the Registration Rights Agreement (including as the result of any sale or other Transfer of Notes or Shares to any other party), at which point such waiver shall be of no further force and effect and the Purchasers shall have all rights of a Holder under Section 3 of such agreement. Except as set forth in the preceding sentence and in Section 9(a) of the Assignment Agreement, the Purchasers shall be entitled to all rights, and subject to all obligations, of a Holder (as defined in the Registration Rights Agreement) under the Registration Rights Agreement, including without limitation all rights of a Participating Demand Holder and a Participating Piggy-Back Holder (as defined in the Registration Rights Agreement), and a Purchaser under the Exchange Agreement.

         (b) The Purchasers acknowledge that pursuant to Section 2.04 of the Notes, at the option of the Company, the Notes may be exchanged for preferred equity interests in the Company on substantially identical economic and other terms. The Purchasers agree that the Sellers shall have the right to consent to the terms of any such preferred equity interests as long as the economic terms remain substantially identical to the Notes, provided, that the Purchasers shall also have the right to consent to the terms of any such preferred equity interests if the Sellers are no longer permitted to exercise such consent right (including as the result of any sale or other Transfer of Notes or Shares to any other party).

         (c) The Sellers hereby agree not to enter into any agreement which provides any rights to any purchaser of Notes or Shares with respect to the preferred equity consent rights under the Notes which are more favorable to such purchaser than the rights granted to the Purchasers under this Section 5.03.

         SECTION 5.04 Transfer of Notes or Shares. (a) Notwithstanding anything in this Agreement including the provisions contained in Section 5.03 above, from the date hereof until the first anniversary of the Closing Date (such period, the "Restricted Period"), the Purchasers shall not Transfer all or any portion of the Notes or any shares of TXU Common Stock ("Shares") issuable upon exchange of the Notes pursuant to the Exchange Agreement without the prior written consent of the Sellers, except that the Purchasers may Transfer the Notes or such Shares (i) to any Affiliate that agrees to be bound by the provisions of this Agreement, and (ii) to any Person, to the extent necessary so that, following such Transfer, the Purchasers own, or would own, upon conversion of the Notes owned by them at the time, in the aggregate, less than 5% of the outstanding Shares, but only if one or more of the Purchasers concludes, after consultation with counsel, that it or any of its Affiliates could reasonably be determined to be an affiliate of the Company and/or TXU for purposes of Section
39.154 of the Texas Utility Code or any related provisions of Texas law; provided, however, that the ability of the Purchasers to Transfer the Notes pursuant to Section 3.10 of the Notes shall not be prohibited.

         (b) In the event any of the Purchasers or their Affiliates propose to Transfer any Notes or shares pursuant to Section 5.04(a)(ii) hereof during the Restricted Period (the "Offered Securities"), they shall provide written notice of such Transfer (the "Notice") to the Sellers which Notice shall constitute an offer to sell the Offered Securities to the Sellers at a purchase price equal to the principal amount of the Notes, in the case of a Transfer of Notes, or the Note Exercise Price per share, in the case of a Transfer of Shares. The Sellers shall have thirty (30) days from the date of receipt of the Notice (the "Notice Period") to deliver written notice to the Purchasers stating its desire to purchase the Offered Securities. If the option to purchase is not exercised within the Notice Period then the Purchasers may Transfer the Offered Securities to a third party, provided that such Transfer must occur within 60 days after the expiration of the applicable Notice Period.

         SECTION 5.05 Amendments of Other Agreements. The Sellers hereby agree, for themselves and each of their respective successors and assigns, that they will not consent to any amendment to the Notes, the Registration Rights Agreement, or the Exchange Agreement that would adversely affect the rights of any of the Purchasers thereunder differently from any other Holder of Notes or Shares.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.01 Amendment; Waiver. This Agreement may not be amended, supplemented, modified or restated except by an instrument in writing signed by, or on behalf of, the parties hereto or by a waiver in accordance with this
Section 6.01. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered by any other party pursuant hereto or (c) waive compliance with any of the agreements of any other party or conditions to such party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 6.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by telecopy, facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.02):

                           if to the Sellers:

                           c/o DLJ Merchant Banking III, Inc.
                           Eleven Madison Avenue
                           New York, NY  10010-3629
                           Facsimile: (212) 325-8256
                           Attention: Ivy Dodes, Esq.

                           with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, NY  10022-6069
                           Facsimile:  (212) 848-7179
                           Attention: Stephen M. Besen, Esq.

                           if to the Purchasers:

                           each Purchaser
                           c/o Berkshire Hathaway Inc.
                           1440 Kiewit Plaza
                           Omaha, Nebraska  68131

                           Facsimile:  (402) 346-3375
                           Attention:  Marc Hamburg
                                       Mark Millard
                           with a copy to:

                           Munger, Tolles & Olson LLP
                           355 South Grand Avenue
                           Los Angeles, CA  90071-1560
                           Facsimile:  (213) 687-3702
                           Attention: Mary Ann Todd, Esq.


         SECTION 6.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

         SECTION 6.04 Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Sellers or the Purchasers (which consent may be granted or withheld in the sole discretion of the Sellers or the Purchasers); provided, however, that the Purchasers may assign this Agreement or any of their rights and obligations hereunder to another Purchaser or to one or more wholly-owned subsidiaries of the Purchasers without the consent of the Sellers.

         SECTION 6.05 Third Party Beneficiaries and Transfers. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 6.06 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

         SECTION 6.07 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN

CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS
AGREEMENT.

         SECTION 6.08 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Sellers and the Purchasers with respect to the subject matter hereof.

         SECTION 6.09 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 6.10 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

         SECTION 6.11 Public Announcements. Subject to its legal obligations (including requirements of stock exchanges and other similar regulatory bodies and other than as may be required pursuant to the Exchange Act), no party shall make any public announcement regarding the entering into of this Agreement or the Closing without the prior consent of the other party, which shall not be unreasonably withheld. Notwithstanding the foregoing, upon the Closing the parties shall cooperate with each other to make a public announcement of the transaction and shall agree as to the timing and contents of any such announcement.




                                  [Signatures appear on next page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or other representatives thereunto duly authorized, as of the date first above written.


                                       UXT HOLDINGS LLC

                                       By:  DLJ Merchant Banking III, Inc.,
                                            its managing member

                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       UXT INTERMEDIARY LLC

                                       By:  UXT AIV, L.P.
                                            its managing member

                                       By:  DLJ Merchant Banking III, Inc.
                                            as managing general partner

                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       BENJAMIN MOORE PENSION


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       THE BUFFALO NEWS OFFICE PENSION PLAN


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       THE BUFFALO NEWS EDITORIAL PENSION PLAN


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       CORNHUSKER CASUALTY COMPANY


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       FLIGHTSAFETY INTERNATIONAL INC.
                                       RETIREMENT INCOME PLAN


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       FRUIT OF THE LOOM PENSION TRUST


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       GEICO CORPORATION PENSION PLAN TRUST


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       GOVERNMENT EMPLOYEES INSURANCE COMPANY


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       JOHNS MANVILLE CORPORATION MASTER
                                       PENSION TRUST


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       JUSTIN BRANDS, INC. UNION PENSION PLAN
                                       AND JUSTIN BRANDS, INC.
                                       PENSION PLAN & TRUST


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       ACME BRICK COMPANY PENSION TRUST


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                       SCOTT FETZER COMPANY COLLECTIVE
                                       INVESTMENT TRUST


                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                                                       Exhibit A


----------------------------------------------------------- -------------------------------- -------------------------
THE PURCHASERS                                              PRINCIPAL AMOUNT                 PURCHASE
                                                            OF                               PRICE
                                                            NOTES PURCHASED
----------------------------------------------------------- -------------------------------- -------------------------
Benjamin Moore Pension                                                15,900,000                    15,900,000
----------------------------------------------------------- -------------------------------- -------------------------
The Buffalo News Office Pension Plan                                   4,200,000                    4,200,000
----------------------------------------------------------- -------------------------------- -------------------------
The Buffalo News Editorial Pension Plan                                6,400,000                    6,400,000
----------------------------------------------------------- -------------------------------- -------------------------
Cornhusker Casualty Company                                           25,000,000                    25,000,000
----------------------------------------------------------- -------------------------------- -------------------------
FlightSafety International Inc. Retirement                             7,400,000                    7,400,000
Income Plan
----------------------------------------------------------- -------------------------------- -------------------------
Fruit of the Loom Pension Trust                                       13,500,000                    13,500,000
----------------------------------------------------------- -------------------------------- -------------------------
GEICO Corporation Pension Plan Trust                                  57,000,000                    57,000,000
----------------------------------------------------------- -------------------------------- -------------------------
Government Employees Insurance Company                                29,000,000                    29,000,000
----------------------------------------------------------- -------------------------------- -------------------------
Johns Manville Corporation Master Pension                             70,000,000                    70,000,000
Trust
----------------------------------------------------------- -------------------------------- -------------------------
Justin Brands, Inc. Union Pension Plan and                             4,300,000                    4,300,000
Justin Brands, Inc. Pension Plan & Trust
----------------------------------------------------------- -------------------------------- -------------------------
Acme Brick Company Pension Trust                                      10,300,000                    10,300,000
----------------------------------------------------------- -------------------------------- -------------------------
Scott Fetzer Company Collective Investment Trust                       7,000,000                    7,000,000
----------------------------------------------------------- -------------------------------- -------------------------

                                                                      Exhibit B



                                  FORM OF NOTE

                                Table of Contents
                                                                            Page
                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01    Definitions....................................................1

                                   ARTICLE II

                         PURCHASE AND SALE OF INTERESTS

SECTION 2.01    Purchase and Sale of Interests.................................3

SECTION 2.02    Closing........................................................3

SECTION 2.03    Closing Deliveries by the Seller...............................3

SECTION 2.04    Closing Deliveries by the Purchaser............................3

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE SELLERS

SECTION 3.01    Organization and Authority of the Sellers......................4

SECTION 3.02    No Conflict....................................................4

SECTION 3.03    Governmental Consents..........................................4

SECTION 3.04    Ownership......................................................4

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASERS

SECTION 4.01    Organization and Authority of the Purchasers...................5

SECTION 4.02    No Conflict....................................................5

SECTION 4.03    Governmental Consents..........................................5

SECTION 4.04    Private Placement..............................................5

SECTION 4.05    Economic Risks.................................................6

SECTION 4.06    No Reliance....................................................6

SECTION 4.07    Excluded Information...........................................6

SECTION 4.08    Non-Exempt Prohibited Transaction..............................7

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

SECTION 5.01    Ownership and Control..........................................7

SECTION 5.02    Provisions in the Exchange Agreement and Registration Rights
                Agreement......................................................7

SECTION 5.03    Demand Registration............................................7

SECTION 5.04    Transfer of Notes or Shares....................................8

SECTION 5.05    Amendments of Other Agreements.................................8

                                   ARTICLE VI

                                  MISCELLANEOUS

SECTION 6.01    Amendment; Waiver..............................................8

SECTION 6.02    Notices........................................................9

SECTION 6.03    Severability..................................................10

SECTION 6.04    Assignment....................................................10

SECTION 6.05    Third Party Beneficiaries and Transfers.......................10

SECTION 6.06    Governing Law; Consent to Jurisdiction........................10

SECTION 6.07    Waiver of Jury Trial..........................................10

SECTION 6.08    Entire Agreement..............................................11

SECTION 6.09    Headings......................................................11

SECTION 6.10    Counterparts..................................................11

SECTION 6.11    Public Announcements..........................................11



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